                                                                    EXHIBIT 10-4

                     AMENDMENT NO. 5 TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of June 30, 2005, by and among Lexington Precision Corporation, a Delaware corporation ("LPC"), Lexington Rubber Group, Inc., a Delaware corporation ("LRG" and together with LPC, individually, each a "Borrower" and collectively, "Borrowers"), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Wachovia Bank, National Association, a national banking association, (as successor by merger to Congress Financial Corporation), in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H :

      Whereas, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent, The CIT Group/Business Credit, Inc., in its capacity as co-agent (in such capacity, "Co-Agent"), and Lenders, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of March 31, 2004, by and among Borrowers, Agent and Lenders, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated as of August 16, 2004, by and among Borrowers, Agent and Lenders, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of September 3, 2004, by and among Borrowers, Agent and Lenders and Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated as of January 27, 2005, by and among Borrowers, Agent and Lenders (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments at any time executed and/or delivered in connection therewith (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

      WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment No. 5, Borrowers, Agent and Lenders intend to evidence such amendments.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

SECTION 1. Definitions.

            1.1 Defined Terms. For purposes of this Amendment No. 5, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

            1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                  (a) "Amendment No. 5" shall mean this Amendment No. 5 to Amended Restated Loan and Security Agreement by and among Agent, Lenders and Borrowers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, such definition.

SECTION 2. Amendments to the Loan Agreement.

            2.1 Special Reserve. Section 1.128 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "1.128 "Special Reserve" shall mean the Reserve in the amount equal to $1,000,000.

            2.2 Minimum EBITDA. As of December 1, 2004, Section 9.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "9.18 Minimum EBITDA.

                  (a) The EBITDA of Borrowers (on a consolidated basis) for the immediately preceding twelve (12) consecutive months (treated as a single accounting period) as of the end of each month set forth below shall be not less than the amount set forth below with respect to such month:

Month                                         Minimum EBITDA
-----                                         --------------
December 2004                                  $11,500,000

January 2005                                   $11,500,000

February 2005                                  $11,500,000

March 2005                                     $11,500,000

April 2005                                     $12,000,000

May 2005                                       $12,500,000

June 2005                                      $12,000,000

July 2005                                      $12,000,000

August 2005                                    $12,500,000

September 2005                                 $12,500,000

October 2005                                   $12,500,000

November 2005                                  $13,000,000

December 2005                                  $13,500,000

January 2006                                   $13,500,000

February 2006                                  $13,500,000

March 2006 and as of the end of                $15,000,000
each month thereafter for the 12
months then ended

            2.3 Fixed Charge Coverage Ratio. Section 9.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "The Fixed Charge Coverage Ratio of Borrowers (on a consolidated basis) for the immediately preceding twelve (12) consecutive months (treated as a single accounting period) as of the last day of each fiscal quarter set forth below shall be not less than the ratio set forth below with respect to such fiscal quarter:

     Fiscal Quarter Ending                    Ratio
     ---------------------                    -----
December 31, 2004                             0.55:1

March 31, 2005                                0.60:1

June 30, 2005                                 0.75:1

September 30, 2005                            0.75:1

December 31, 2005                             0.85:1

March 31, 2006                                0.90:1

June 30, 2006 and the last day of             1.00:1"
each fiscal quarter thereafter

SECTION 3. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by any Borrower in connection herewith shall constitute an Event of Default under the Financing Agreements.

SECTION 4. Representations and Warranties. Borrowers, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders to Borrowers:

            4.1 As of the date hereof and after giving effect to this Amendment No. 5, no Default or Event of Default has occurred and is continuing.

            4.2 Amendment No. 5 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.

SECTION 5. Conditions Precedent. This Amendment No. 5 shall be effective as of the date hereof but only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            5.1 Agent shall have received an original of this Amendment No. 5, duly authorized, executed and delivered by each Borrower;

            5.2 Agent shall have received a fully-executed copy of an amendment to the Term Loan Lender Agreements, in form and substance satisfactory to Agent;

            5.3 Agent shall have received, in form and substance satisfactory to Agent, a consent to the transactions set forth in this Amendment No. 5 duly authorized, executed and delivered by Ableco, as Term Loan Lender; and

            5.4 no Default or Event of Default shall exist or have occurred and be continuing (after giving effect to the amendments and waivers set forth in this Amendment No. 5).

SECTION 6. Consent. Agent and Lenders by their signatures below hereby consent to Borrowers entering into Amendment No. 5 to Loan and Security Agreement between Borrowers and Term Loan Lender, in substantially the form annexed hereto as EXHIBIT A.

SECTION 7. General.

            7.1 Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment No. 5 and the Financing Agreements, the terms of this Amendment No. 5 shall control.

            7.2 The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 5.

            7.3 The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

            7.4 This Amendment No. 5 is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

            7.5 The execution of this Amendment No. 5 by the Agent and Co-Agent represents the consent and authorization of the Required Lenders under the Loan Agreement with respect to the matters set forth herein.

            7.6 This Amendment No. 5 may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 5, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 5 as to such party or any other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused this Amendment No. 5 to be duly executed as of the day and year first above written.

                                            LEXINGTON PRECISION CORPORATION

                                            By :/s/ Michael A. Lubin
                                                --------------------------------

                                            Title: Chairman

                                            LEXINGTON RUBBER GROUP, INC.

                                            By :/s/ Michael A. Lubin
                                                --------------------------------
                                            Title: Chairman
                                                  ------------------------------

AGREED:

WACHOVIA BANK, NATIONAL ASSOCIATION
(successor by merger to Congress Financial Corporation), as Agent and Lender

By: /s/ Herbert C. Korn
    -------------------

Title: VP

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Lender

By: /s/ George Louis McKinley
    -------------------------

Title: Vice President

ABLECO FINANCE LLC,
as Lender

By: Dan Wolf

Title: SVP